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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated February 27, 2002 relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company's annual report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the prospectus.

                                              BDO SEIDMAN, LLP

                                              /s/ BDO Seidman LLP


Boston, Massachusetts
May 22, 2002